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                                                            EXHIBIT 10(c)

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                INVESTMENT MANAGEMENT AGREEMENT

Agreement for Investment Management and Administrative Services dated as of January 1, 1997, between Equitable Investment Services, Inc. (AInvestment@), a corporation organized and existing under the laws of the State of Iowa, and Golden American Life Insurance Company (GA), an insurance company organized and existing under the laws of the State of Delaware.

1. Investment hereby agrees to act as investment manager for, and to manage the investment assets of GA=s general account, and certain assets in a non-unitized separate account established and maintained by GA to support certain annuity contracts, excluding policy loans of GA, (hereinafter referred to as AManaged Assets@), and any other assets as may be mutually agreed on from time to time and to provide administrative services related thereto. Investment of managed assets of GA shall be at all times in accordance with the investment policies of GA. The Investment policies of GA shall be determined from time to time by its Board of Directors and communicated to Investment. Within such policies, Investment shall assume responsibility for the management of the Managed Assets of GA, and the execution of all investment decisions for GA. Investment shall maintain records documenting all investment decisions made on behalf of GA, such records being the property of GA. Investment shall report to the Board of Directors of GA, at such times and in such manner as the Board of Directors of GA may deem appropriate. Making and execution of investment decisions in the intervals between GA Board meetings shall be done by the officers of Investment who have been designated by Investment for such purposes pursuant to authorization from GA in the form of a board resolution.

2. Investment will receive an annual fee (payable monthly) from GA calculated as follows: 0.25% of the value of the Managed Assets as of the preceding month end. The monthly payment will be due on or before the last working day of each month. Value of the Managed Assets for purpose of this Section 2 shall be determined by the application of generally accepted accounting principles as applied as of the end of each month. The schedule of charges provided for in this paragraph shall remain in full force and effect until December 31, 1997, at which time, and annually thereafter, the schedule of charges shall automatically renew unless the parties hereto review and mutually agree to make appropriate changes in said schedule in the light of experience or this Agreement has terminated.

3. This Agreement shall automatically renew on December 31, 1997, and annually thereafter unless terminated by either party as provided in this Section 3. This Agreement can be terminated by either party at any time on not less than 30 days= written notice without payment of any fee or penalty by either party. Any notice under this paragraph shall be in writing, addressed and delivered or mailed, postage paid, to the other party at such address as the other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of GA shall be 1001 Jefferson Street, Suite 400, Wilmington, DE 19801, ATTN: Barnett Chernow; and of Investment, 604 Locust Street, Des Moines, IA 50309, ATTN: John Merriman.

4. Investment does not make any express or implied warranties with respect to any of the advice and management of said Managed Assets, including the making and execution of GA=s investment decisions. Investment is not and will not be liable for any loss or losses incurred because of its advice given or management of said Managed Assets, including the making and execution of GA=s investment decisions except for Investment=s willful misconduct or gross negligence.

5.   This  Agreement  supersedes  prior  agreements  between  the parties  and shall become effective on January 1, 1997,  and
     shall   continue  in  effect  until  terminated  under   the
     provisions of paragraph 3 hereof.

     Executed as of the 1st day of January, 1997.


                              EQUITABLE INVESTMENT SERVICES, INC.

                              By: _____________________________
                                               Paul  R. Schlaack,
     President & CEO

     Attest: _________________________
                John A. Merriman, Asst. Secretary



                              GOLDEN AMERICAN LIFE INSURANCE
                                     COMPANY

                              By: _____________________________
                                          Terry    L.    Kendall,
     President & CEO

     Attest _________________________
               Myles R. Tashman, Secretary



L:\JMS\EQUITABL\AGREE\INVT-MGT.GAM                  SLJ - 6/11/97

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